UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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Allied Capital Corporation

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ALD/ARCC Proposed Merger Transaction Presentation to Stock Brokerage Financial Advisors Definitive Joint Proxy Filed February 12, 2010 Washington DC | New York www.alliedcapital.com

Important Notice FORWARD-LOOKING STATEMENTS This presentation contains "forward-looking statements." These statements include the plans and objectives of management for future operations and financial objectives, portfolio performance, and availability of funds. Information in this presentation is not an update or reaffirmation of previously disclosed information. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors that could cause actual results to differ materially are included in the "Risk Factors" section of the Company's periodic filings with the SEC, and include uncertainties of economic, competitive, and market conditions, and future business decisions all of which are difficult or impossible to predict accurately, and many of which are beyond the control of the Company. Although the Company believes that the assumptions underlying the forward- looking statements included herein are reasonable, any of the assumptions could be inaccurate and therefore there can be no assurance that the forward-looking statements included herein will prove to be accurate. Therefore, the inclusion of such information should not be regarded as a representation by the Company or any other person that the objectives and plans of the Company will be achieved. Historical results discussed in this presentation are not indicative of future results. This presentation should be read in conjunction with the Company's recent SEC filings. IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC This communication is being made in respect of the proposed business combination involving Ares Capital and Allied Capital. In connection with the proposed transaction, Ares Capital has filed with the SEC a Registration Statement on Form N-14 that includes proxy statements of Ares Capital and Allied Capital and that also constitutes a prospectus of Ares Capital. On or around February 16, 2010, Ares Capital and Allied Capital will begin mailing the Joint Proxy Statement/Prospectus to their respective shareholders of record as of the close of business on February 2, 2010. INVESTORS AND SECURITY HOLDERS OF ARES CAPITAL AND ALLIED CAPITAL ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC by each of Ares Capital and Allied Capital through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Joint Proxy Statement/Prospectus and other documents filed with the SEC can also be obtained on Ares Capital Corporation's website at www.arescapitalcorp.com or on Allied Capital Corporation's website at www.alliedcapital.com. PROXY SOLICITATION Ares Capital, Allied Capital and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Ares Capital and Allied Capital shareholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Ares Capital and Allied Capital shareholders in connection with the proposed acquisition is set forth in the Joint Proxy Statement/Prospectus filed with the SEC. You can obtain free copies of these documents from Ares Capital and Allied Capital in the manner set forth above.

Transaction Summary Summary of Key Transaction Terms(1) (1) The transaction between ARCC and ALD is subject to, among other things, shareholder approvals and certain other consents and there can be no guarantee that such transaction will occur. (2) Holders of unexercised "in-the-money" stock options at the closing will have the right to receive in cash or ARCC common stock (at the holder's election) the difference between (1) the average closing price of ARCC's common stock over the five consecutive trading day period preceding the closing and (2) the applicable exercise price. (3) The unaudited pro forma condensed consolidated financial information of ALD and ARCC is included in the registration statement on Form N-14 filed by ARCC with the U.S. Securities and Exchange Commission. Consideration ARCC common stock (2) Exchange Ratio Fixed exchange ratio of 0.325 ARCC share for every one ALD share Balance Sheet Pro forma debt to equity at closing expected to be in a range of 0.65x to 0.75x (3) Governance Ares Capital Management to remain as external manager; ARCC's Board will be increased by at least one member and ARCC will submit the name of one member of ALD's board of directors to the Nominating and Governance Committee of ARCC's board of directors for consideration to fill the vacancy. Transaction Close Expected by the end of first quarter 2010 (1)

Transaction Timeline October 26 2009 BOD Approved & Merger Announced March 26 2010 ALD Special Stockholders' Meeting End of First Quarter 2010 Expected Close Proxy Solicitation Period February 16 2010 Joint Proxy Mailed to Shareholders Reminder Mailings Squawk Box Calls with Brokers Outbound Calls to Retail Holders and RIAs

Potential Benefits of ALD/ARCC Proposed Merger Resumption of dividend payments ARCC has paid a quarterly dividend of at least $0.35 per share since April 2006 Improved access to the debt capital markets ARCC currently has an investment-grade rating of "BBB" from both Standard & Poor's and Fitch ratings Improved access to the equity capital markets ARCC has traded above NAV since the announcement of The Merger Agreement In January 2010, ARCC raised over $240M in new equity above its NAV Increased portfolio diversity

Potential Benefits of ALD/ARCC Proposed Merger (continued) Strategic and business considerations ARCC is managed by Ares Capital Management, an asset manager with ~$33 billion of committed capital under management Increased liquidity and flexibility Merger would reduce the need to sell assets to retire debt and increase asset coverage Value Creation On October 23, the day prior to the merger announcement, Allied Capital stock closed at $2.73 and Ares Capital stock closed at $10.69 On February 11, Allied Capital stock closed at $3.93 and Ares Capital stock closed at $12.05

Every Vote is Crucial Shareholder vote on proposed transaction scheduled for March 26, 2010 For the merger to be approved, an affirmative vote is required from 2/3 of ALD shares outstanding. On the record date, Allied Capital had approximately 180 million shares outstanding For the merger to be approved, approximately 120 million shares must for "FOR" Allied Capital's shareholder base is ~70% retail Brokers can not vote their client's shares without instructions Shareholders who abstain or fail to return their Voter Instruction Form will have the same effect as if they voted "against" the merger Conducting proxy solicitation with Georgeson Encouraging brokers to contact clients to vote their shares